Exhibit 1.2

Execution Version

MONDELĒZ INTERNATIONAL, INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

(this “Agreement”)

March 5, 2018

To: The Representatives of the Underwriters identified herein

Ladies and Gentlemen:

The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Amended and Restated Underwriting Agreement relating to debt securities covered by the Company’s registration statement on Form S-3 (File No. 333-216408) (incorporated by reference to Exhibit 1.1 to the Company’s registration statement on Form S-3 (File No. 333-172488) filed on February 28, 2011) (the “Underwriting Agreement”), the following securities (the “Offered Securities”) on the following terms (unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined):

OFFERED SECURITIES

Title:

3.250% Notes due 2025 (the “Notes”)

Principal Amount:

C$600,000,000 aggregate principal amount of Notes.

Interest:

Interest on the Notes is payable semi-annually in arrears in equal installments on March 7 and September 7 of each year, commencing September 7, 2018 until the maturity date for the Notes. The Notes will bear interest at the rate of 3.250% per annum.

For a full semi-annual interest period, interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months and for any period that is not a full semi-annual interest period, interest on the Notes will be computed on the basis of a 365-day year and the actual number of days in such interest period.

Interest on the Notes will be paid to the persons in whose names such Notes are registered at the close of business 15 days prior to the relevant interest payment date (or to the applicable depositary, as the case may be).

Maturity Date:

The Notes will mature on March 7, 2025.

Currency of Denomination:

The Notes will be denominated in Canadian dollars (C$).

Currency of Payment:

All payments of interest and principal, including payments made upon any redemption of the Notes, will be made in Canadian dollars (C$).

Under certain circumstances, payments in respect of the Notes will be made in U.S. dollars, as described under the caption “Description of Notes—Issuance in CAD; Payment on the Notes” in the Pricing Prospectus. Any payments in respect of the Notes so made in U.S. dollars will not constitute an event of default under the terms of the Notes.

Form and Denomination:

The Notes will be issued only in registered, book-entry form and deposited in global form with CDS Clearing and Depository Services Inc. (“CDS”) in minimum denominations of C$2,000 in principal amount and integral multiples of C$1,000 in excess thereof, and registered in the name of CDS & Co., as nominee of CDS.

Form of Distribution in Canada:

The distribution of the Notes is being made on a private placement basis to purchasers in each of the provinces of Canada (the “Offering Jurisdictions”) under the Canadian Offering Memorandum (as defined below), which will include the Base Prospectus dated March 2, 2017, as supplemented by the Pricing Prospectus dated March 5, 2018 that form part of the registration statement filed with the U.S. Securities and Exchange Commission. The distribution will be made in reliance on statutory exemptions from the prospectus requirements of Canadian securities laws applicable in each of the Offering Jurisdictions and, in particular, the Notes will only be sold in the Offering Jurisdictions pursuant to the “accredited investor exemption” (as defined in National Instrument 45-106 — Prospectus Exemptions (“NI 45-106”)) to purchasers that are “accredited investors” (as such term is defined in NI 45-106) or Section 73.3 of the Securities Act (Ontario), as applicable) who purchase the Notes as principal (or are deemed to be purchasing as principal) and that are also “permitted clients” (as such term is defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations).

Resale Restrictions:

Resale of the Notes in Canada will be subject to restrictions under applicable Canadian securities laws. Unless permitted under applicable Canadian securities laws, holders of the Notes must not trade the Notes before the date that is four months and a day after the later of (i) March 7, 2018 and (ii) the date the Company becomes a reporting issuer in any province or territory of Canada. Prospective purchasers should consult their own independent legal advisors with respect to such restrictions.

The Notes are a new issue of securities for which no established trading market exists. If an active trading market does not develop for the Notes, investors may not be able to resell them. The Company currently has no intention of listing the Notes on any exchange or becoming a reporting issuer in Canada in the foreseeable future.

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Pricing Prospectus), the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth in the Pricing Prospectus under the caption “Description of Notes—Change of Control.”

Optional Redemption:

Prior to January 7, 2025 (the date that is two months prior to the scheduled maturity date for the Notes) (the “Par Call Date”), the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, at the redemption price described under the caption “Description of Notes—Optional Redemption” in the Pricing Prospectus.

On or after the Par Call Date, the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Redemption for Tax Reasons:

The Company may redeem all, but not part, of the Notes upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the Pricing Prospectus.

Conversion Provisions:

None.

Sinking Fund:

None.

Listing:

None.

Payment of Additional Amounts:

In addition, the Company shall pay additional amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the Pricing Prospectus.

Purchase Price:

99.222% of the principal amount of the Notes, plus accrued interest, if any, from March 7, 2018.

Expected Reoffering Price:

99.547% of the principal amount of the Notes, plus accrued interest, if any, from March 7, 2018.

OTHER MATTERS

Closing:

On or before 9:00 a.m., Toronto time, on March 7, 2018, whereby payment to the Company will be made by the Underwriters against delivery of the Notes, which will be delivered to CDS for settlement.

Settlement and Trading:

Book-entry through the facilities of CDS.

Names and Addresses of the Representatives and Lead Underwriters:

Merrill Lynch Canada Inc.

181 Bay St. Suite 400

Toronto, ON M5J 2V8

Attention: Jamie Hancock

Fax: (647) 484-0517

HSBC Securities (Canada) Inc.

70 York Street, 9th Floor

Toronto, ON M5J 1S9

Attention: David Loh

Fax: (416) 868-1036

TD Securities Inc.

222 Bay Street, 7th Floor

Toronto, ON M5K 1A2

Attention: Brian Pong

Fax: (416) 308-3715

The respective principal amounts of the Offered Securities to be severally purchased by each of the Underwriters, on and subject to the terms and conditions of the Underwriting Agreement, are set forth opposite their names in Schedule A hereto.

The Company and the Underwriters agree that (i) references to the Pricing Prospectus or the Pricing Disclosure Package in the Underwriting Agreement shall also be deemed to refer to and to include the Preliminary Canadian Offering Memorandum, such that all representations, warranties, covenants and indemnities given in respect of, and including, the Pricing Prospectus and the Pricing Disclosure Package shall include the Preliminary Canadian Offering Memorandum including, without limitation, Section 2 and Section 6 thereof; and (ii) references to the Prospectus in the Underwriting Agreement shall also be deemed to refer to and to include the Canadian Offering Memorandum, such that all representations, warranties, covenants and indemnities given in respect of, and including, the Prospectus shall include the Canadian Offering Memorandum including, without limitation, Section 2 and Section 6 thereof.

The provisions of the Underwriting Agreement are incorporated herein by reference, except that:

(1)    The definition of “Pricing Prospectus” in Section 2(a) is hereby replaced as follows: “; the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below), including the preliminary prospectus supplement relating to the Securities and the Base Prospectus, is hereinafter called the “Pricing Prospectus.””

(2)    The definition of “Prospectus” in Section 2(a) is hereby replaced as follows: “; and the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, including the final prospectus supplement relating to the Securities and the Base Prospectus, is hereinafter called the “Prospectus.””

(3)    The definition of “Issuer Free Writing Prospectus” in Section 2(a) is hereby replaced as follows: ““Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (including any electronic roadshow).”

(4)    Section 2(x) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(x) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, (i) to the knowledge of the Company after due inquiry, neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons (A) of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; (B) the U.K. Bribery Act 2010 (the “Bribery Act”); or (C) any other applicable anti-bribery or corruption law of any jurisdiction and (ii) the Company, its subsidiaries and, to the knowledge of the Company after due inquiry, its affiliates have conducted and will continue to conduct their businesses in compliance in all material respects with the FCPA, the Bribery Act and other applicable anti-bribery and corruption laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.”

(5)    Section 2(z) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(z) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the target of any sanctions (each, a “Sanctions Target”), or owned 50% or more or otherwise controlled by, or acting on behalf of one or more Persons subject to or the target of any sanctions, including, without limitation, sanctions enforced by the United States Government such as the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), as well as sanctions enforced by the United Nations Security Council (“UNSC”), the European Union, or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject of comprehensive Sanctions; and, except as permitted by a competent government agency or department, pursuant to license, regulatory exemption or other applicable provision of law, the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute, or otherwise make available such proceeds to any subsidiaries, joint venture partners, or other Person, (i) for the purpose of funding or facilitating any activities of or business with any Person that, at the time of such funding or facilitation, is a Sanctions Target, (ii) for the purpose of funding or facilitating any activities of or business in any country or territory that is the subject of comprehensive Sanctions, or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. This representation, warranty and undertaking is made if and to the extent that making it does not result in a violation of Council Regulation (EC) No. 2271/96 of 22 November 1996, or any applicable anti-boycott laws or regulations.”

(6)    A new Section 2(aa) of the Underwriting Agreement shall be included as follows:

“(aa) References to “Canadian Securities Laws” shall mean all applicable securities laws, regulations, rules, instruments, rulings and orders in each of the provinces of Canada and the applicable policy statements issued by any Canadian securities authority. The Company has prepared, in a form approved by the Underwriters, a preliminary Canadian offering memorandum dated March 5, 2018 (the “Preliminary Canadian Offering Memorandum”), which incorporates the Pricing Prospectus relating to the Offered Securities, and the Company agrees to prepare a Canadian offering memorandum (the “Canadian Offering Memorandum”), which will incorporate the Prospectus relating to the Offered Securities and conform, in all material respects, to the requirements of Canadian Securities Laws.”

(7)    References in Section 3 of the Underwriting Agreement to “The Depository Trust Company (“DTC”),” “DTC,” “Cede & Co., as nominee for DTC” and “Federal (same day) funds” are hereby replaced with “CDS Clearing and Depository Services Inc. (“CDS”),” “CDS,” “CDS & Co., as nominee for CDS” and “Canadian funds,” respectively.

(8)    Section 4(b) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(b) The Company will advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order, of any order preventing or suspending the use of any Preliminary Prospectus or other Prospectus in respect of the Offered Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, or of the issuance of any order, ruling or decision of any court or Canadian securities regulatory authority restricting or ceasing trading in any of the securities of the Company or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum or the receipt of any notification from any court or Canadian securities regulatory authority of the institution or threatening of any proceeding for such purpose; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Preliminary Canadian Offering Memorandum, the Canadian Offering Memorandum or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement, the Preliminary Canadian Offering Memorandum, the Canadian Offering Memorandum or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offered Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).”

(9)    A new Section 4(r) of the Underwriting Agreement shall be included as follows:

“(r) The Company will cause to be provided or filed with the applicable Canadian securities authorities all information, forms and fees required to be provided or filed by it in connection with the offering of Offered Securities in Canada, including the filing of the Canadian Offering Memorandum, if required, and the reports of trade on Form 45-106F1 or equivalent required under applicable Canadian Securities Laws together with the applicable fees, in each case, within the applicable time periods for the provision or filing thereof, provided that the Underwriters have complied with their obligations set out in Section 15(h).”

(10)    The initial paragraph of Section 5 of the Underwriting Agreement is hereby replaced in its entirety as follows:

“5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the applicable Terms Agreement, as of the Applicable Time and the Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent (provided it is understood that the offering of the Offered Securities in Canada as contemplated herein shall be made in Canada on a private placement basis in accordance with applicable exemptions from the prospectus requirements of applicable Canadian Securities Laws):

(11)    Section 5(b) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. The final term sheet contemplated by Section 4 hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; and no stop order suspending or preventing the use of any Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and no order, ruling or decision of any court or Canadian securities regulatory authority restricting or ceasing trading in any of the securities of the Company or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum has been instituted or threatened by a court or Canadian securities regulatory authority.”

(12)    Section 5(d) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(d) The Representatives shall have received an opinion, dated the Closing Date, from: (i) Hunton & Williams LLP, Virginia legal counsel to the Company, with respect to the matters set forth in Exhibit A; (ii) Gibson, Dunn & Crutcher LLP, New York legal counsel to the Company, with respect to the matters set forth in Exhibit B; and (iii) McCarthy Tétrault LLP, Canadian counsel for the Company with respect to the matters set forth in Exhibit C.”

(13)    A new Section 5(h) of the Underwriting Agreement shall be included as follows:

“(h) As of the Closing Date, the Company shall have met all requirements of CDS Clearing and Depository Services Inc. necessary to make use of its book-entry system in respect of the Offered Securities.”

(14)    A new Section 5(i) of the Underwriting Agreement shall be included as follows:

“(i) As of the Closing Date, Computershare Trust Company of Canada at its principal office in Toronto will be duly appointed as the Paying Agent in connection with the Offered Securities.”

(15)    Each of Section 6(a) and Section 6(b) of the Underwriting Agreement is hereby amended to replace “directors and officers” in the first sentence thereof with “directors, officers, employees, agents and affiliates,” and Section 6(a) of the Underwriting Agreement is further amended to replace “Underwriter” the fourth and fifth time it appears in such section with “indemnified person” and to replace “any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed” in the first sentence thereof with “any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed.”

(16)    A new Section 15 of the Underwriting Agreement shall be included as follows:

“15. Certain Agreements of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company as follows:

(a) The Underwriters agree to reasonably confirm that each Canadian purchaser is an “accredited investor” (as defined in National Instrument 45-106 — Prospectus Exemptions (“NI 45-106”)) that is also a “permitted client” (as such term is defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations); (B) is not a person created or being used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106; and (C) is purchasing as principal (or deemed to be purchasing as principal under Canadian Securities Laws); and obtain and retain relevant information and documentation to evidence the steps taken to verify compliance with the exemption in accordance with its usual document retention policies and procedures in compliance with applicable laws, and provide to the Company forthwith upon request all such information or documentation as the Company may reasonably request in good faith and solely for the purpose of verifying compliance with the exemption, correcting any required filings and responding to regulatory inquiries with respect thereto.

(b) If it involves any members of any banking, selling or other group in the distribution of Offered Securities, it will cause agreements and acknowledgements substantially the same as the agreements and acknowledgements contained in the foregoing subparagraph to be contained in an agreement with each of the members of such group in favor of the Company and shall use its reasonable efforts to cause the members of such group to comply with Canadian Securities Laws.

(c) It has not provided and will not provide to any Canadian purchaser any document or other material that would constitute an offering memorandum (as defined under applicable Canadian Securities Laws) other than (A) the Preliminary Canadian Offering Memorandum, (B) the Canadian Offering Memorandum, (C) any Issuer Free Writing Prospectus listed on Schedule B hereto or (D) any other documentation forming part of the Pricing Disclosure Package.

(d) It (A) is duly registered as an “investment dealer” or “exempt market dealer” as defined under Canadian Securities Laws or is otherwise exempt from the dealer registration requirements of Canadian Securities Laws in connection with the offer and sale of the Offered Securities to Canadian purchasers as contemplated by the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum and (B) has offered and will offer for sale and sell the Offered Securities only to such persons and in such manner that pursuant to applicable Canadian Securities Laws no prospectus (as defined under applicable Canadian Securities Laws) need be delivered or filed.

(e) It will comply with all relevant Canadian Securities Laws concerning any resale of the Offered Securities.

(f) The offer and sale of the Offered Securities will not be made through or accompanied by any advertisement of the Offered Securities, including, without limitation, in printed media of general and regular paid circulation, radio, television, or telecommunications, including electronic display or any other form of advertising or as part of a general solicitation in Canada.

(g) It has not made and it will not make any written or oral representations to any Canadian purchaser: (A) that any person will resell or repurchase the Offered Securities purchased by such Canadian purchaser; (B) that the Offered Securities will be freely tradeable by the Canadian purchaser without any restrictions or hold periods; (C) that any person will refund the purchase price of the Offered Securities; or (D) as to the future price or value of the Offered Securities.

(h) The Underwriters will: (A), as soon as practicable and in any event within three (3) business days of the Closing Date, provide to the Company the information pertaining to each such purchaser of the Offered Securities as required to be disclosed in Form 45-106F1 and the related schedules under Form NI 45-106F1 and acknowledges, authorizes and consents to the delivery or filing, as applicable, by the Company of the report on Form 45-106F1 under NI 45-106 (and any equivalent report required under Canadian Securities Laws) with the applicable Canadian securities regulators; and (B) give prompt notice to the Company when the distribution of the Offered Securities has been completed and, to the extent applicable, provide any further information to the Company that is required for the purpose of calculating fees payable to the applicable Canadian securities regulators in connection with the distribution.”

(17)    Notwithstanding anything in Section 4(h) of the Underwriting Agreement to the contrary, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) any levies paid by the Underwriters to the Investment Industry Regulatory Organization of Canada in connection with the Offered Securities; (iii) any filing fees or other expenses payable to any Canadian securities regulatory authority in connection with offering and sale of the Offered Securities, including those payable in connection with filing the report on Form 45-106F1; (iv) any fees charged by securities rating services for rating the Offered Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any paying agent or sub-paying agent (the “Paying Agent”) and any agent of the Trustee or the Paying Agent and the fees and disbursements of counsel for the Trustee and the Paying Agent in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this paragraph, and Sections 6 and 8 of the Underwriting Agreement, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

(18)    Item (a) of Schedule B of the Underwriting Agreement shall be replaced as follows: “(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: The electronic roadshow as filed on Netroadshow.com.”

In addition to the representations and warranties contained in Section 2 of the Underwriting Agreement, the Company, as of the date hereof and as of the Closing Date, represents and warrants to, and agrees with, each Underwriter that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

All references to “Kraft Foods Inc.” in the Underwriting Agreement shall be deemed to refer to Mondelēz International, Inc.

All references to the Indenture, dated as of October 17, 2001, between the Company and Deutsche Bank Trust Company Americas (as successor to The Bank of New York and The Chase Manhattan Bank) in the Underwriting Agreement shall be deemed to refer to the Indenture, dated as of March 6, 2015, between the Company and Deutsche Bank Trust Company Americas.

For purposes of the Underwriting Agreement, the “Applicable Time” shall be 4:30 p.m. (Toronto time) on March 5, 2018.

The Offered Securities will be made available for inspection at the offices of McCarthy Tétrault LLP, Suite 5300, Toronto-Dominion Bank Tower, Toronto, Ontario M5K 1E6, prior to the Closing Date.

For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the Prospectus consists of the following information in the Prospectus: the information contained in the seventh, eighth, ninth and tenth paragraphs under the caption “Underwriting” in the Pricing Prospectus.

(Remainder of page intentionally left blank)

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Luca Zaramella
Name:	Luca Zaramella
Title:	SVP Corporate Finance, CFO Commercial and Treasurer

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH CANADA INC.

By:	/s/ Gaylen R. Duncan
Name:	Gaylen R. Duncan
Title:	Country Operating Officer

HSBC SECURITIES (CANADA) INC.

By:	/s/ David Loh
Name:	David Loh
Title:	Director

TD SECURITIES INC.

By:	/s/ Brian Pong
Name:	Brian Pong
Title:	Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jared Birnbaum
Name:	Jared Birnbaum
Title:	Managing Director

By:	/s/ Anguel Zaprianov
Name:	Anguel Zaprianov
Title:	Managing Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC

By:	/s/ Daniel Young
Name:	Daniel Young
Title:	Managing Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

SG AMERICAS SECURITIES, LLC

By:	/s/ Michael Shapiro
Name:	Michael Shapiro
Title:	Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES CANADA, LTD.

By:	/s/ Darin E. Deschamps
Name:	Darin E. Deschamps
Title:	Head IBCM Canada & Co. – Head

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

SCHEDULE A

Underwriters	Principal Amount of Notes
Merrill Lynch Canada Inc.	C$	150,000,000
HSBC Securities (Canada) Inc.		150,000,000
TD Securities Inc.		150,000,000
Deutsche Bank Securities Inc.		37,500,000
Goldman Sachs & Co. LLC		37,500,000
SG Americas Securities, LLC		37,500,000
Wells Fargo Securities Canada, Ltd.		37,500,000

Total	C$	600,000,000

EXHIBIT A

Form of Opinion of Hunton & Williams LLP

1.    The Company is a corporation validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the Commonwealth of Virginia as of the date of such certificate, and has all requisite corporate power and authority to own or hold its properties and to conduct the businesses in which it is engaged as described in the Prospectus.

2.    No filing with, notice to, or consent, approval, authorization or order of any governmental agency or body or official of the Commonwealth of Virginia or, to our knowledge, any court thereof, is required to be made or obtained in connection with the execution, delivery and performance of the Terms Agreement or the consummation of the transactions contemplated by the Terms Agreement, except as may be required under the blue sky laws of the Commonwealth of Virginia (as to which we express no opinion).

3.    The Terms Agreement, the Indenture and the Notes have been duly authorized, executed and delivered by the Company.

4.    None of the execution and delivery by the Company of the Terms Agreement, the consummation by the Company of the transactions contemplated by the Terms Agreement and the Indenture, or the issuance and sale of the Notes or compliance with the terms and provisions thereof, will (a) violate the Articles of Incorporation or the By-Laws or (b) violate any law, rule, regulation or order, known to us to be applicable to the Company, of any Virginia court or governmental agency under the laws of the Commonwealth of Virginia.

EXHIBIT B

Form of Opinion of Gibson, Dunn & Crutcher LLP

1.    Each subsidiary of the Company listed on Annex A (each, a “Significant Subsidiary”) is a validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the State of Delaware with the requisite corporate or other power and authority to own its properties and conduct its business as described in the Prospectus.

2.    The Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.    The Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.    The execution and delivery by the Company of the Note Documents to which it is a party, the performance of its obligations thereunder, and the issuance by the Company of the Notes to the Underwriters:

(i)    do not and will not result in a breach of or default under any agreement to which the Company is a party that is identified to us in a certificate of the Company as being material to the Company and its subsidiaries taken as a whole, which agreements are listed on Annex B; and

(ii)    do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law, rule or regulation of the State of New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, except for such filings or approvals as already have been made or obtained under the Securities Act of 1933, as amended (the “Securities Act”).

5.    Insofar as the statements in the Pricing Disclosure Package and the Prospectus under the caption “Description of Notes” and “Description of Debt Securities” purport to describe specific provisions of the Notes or the Indenture, such statements present in all material respects an accurate summary of such provisions.

6.    Insofar as the statements in the Pricing Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” purport to describe specific provisions of the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder, or legal conclusions with respect thereto, such statements present in all material respects an accurate summary of such provisions or conclusions.

7.    The Company is not and, after giving effect to the sale of the Notes and the use of proceeds therefrom as described in the Prospectus, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph 7, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

8.    Except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting or financial nature and the Statement of Eligibility on Form T-1 of the Trustee included or incorporated by reference therein, as to which we express no opinion or belief, no facts have come to our attention that led us to believe: (a) that the Registration Statement, at the time it became effective, or the Prospectus, as of the date of the Final Prospectus Supplement, were not appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C

Form of Opinion of McCarthy Tétrault LLP

On the basis of the foregoing, we are of the opinion that the offer and sale of the Notes by the Company to the Underwriters and the offer and resale of the Notes by the Underwriters to Purchasers resident in the Offering Jurisdictions are exempt from the prospectus requirements of the Securities Act (British Columbia), the Securities Act (Alberta), the OSA and the Securities Act (Québec), and no prospectus is required nor are other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under the Securities Laws of the Offering Jurisdictions by the Company to permit the offer and sale of the Notes by the Company to the Underwriters and the offer and resale of the Notes by the Underwriters to the Purchasers in the Offering Jurisdictions; however, we do note that the Company is required to file within 10 days after the date the sales are made:

(a)	a report with the Alberta Securities Commission on Form 45-106F1 prepared and executed in accordance with NI 45-106, accompanied by any applicable prescribed fees;

(b)	a report with the British Columbia Securities Commission on Form 45-106F1 prepared and executed in accordance with NI 45-106, accompanied by any applicable prescribed fees;

(c)	a report with the Ontario Securities Commission on Form 45-106F1 prepared and executed in accordance with NI 45-106, accompanied by any applicable prescribed fees, together with a copy of the Canadian Offering Memorandum; and

(d)	a report with the Autorité des marchés financiers on Form 45-106F1 prepared and executed in accordance with NI 45-106, accompanied by any applicable prescribed fees.